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                                                                  EXHIBIT 10.34

                              STOCK SALE AGREEMENT

         This Stock Sale Agreement (this "Agreement") is entered into as of May 27, 1999, by and among Media Arts Group, Inc., a Delaware corporation (the "Company"), Kenneth E. Raasch ("Raasch"), Linda Louise Raasch ("Linda Raasch"), Raasch and Linda Raasch as Trustees of the Raasch Family Trust, May 18, 1993 (the "Trust"). Raasch, Linda Raasch, and the Trust are individually and collectively referred to herein as "Grantor".

                                    RECITALS

         A. Concurrently herewith Raasch and the Company are entering into a Separation and Consulting Agreement (the "Consulting Agreement") that provides, among other things, for the termination of Raasch's services as an employee of the Company and the engagement of Raasch by the Company as a consultant.

         B. Grantor owns beneficially 3,637,208 shares of common stock ("Common Stock") of the Company and holds an option to purchase 15,000 shares of Common Stock (such shares being referred to collectively herein as the "Shares").

         C. In connection with, and as a condition to the execution of the Consulting Agreement, Grantor has agreed from time to time from and after the date hereof through December 31, 2000, to grant a right of first refusal to the Company, with respect to the sale or other transfer of the shares.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein and in the Consulting Agreement, Grantor and the Company agree as follows:
1.       RIGHT OF FIRST REFUSAL.

                  (a) NOTICE PROVISIONS; CONTENTS THEREOF. If Grantor proposes to sell or transfer (including transfer by gift or operation of law) to any person or entity (a "Proposed Transferee") less than 100% of Grantor's Shares in one or more related transactions, then Grantor shall promptly give written notice (the "Notice") to the Company at least five (5) business days prior to the proposed closing of such sale or transfer. In the event that such sale or transfer is in a quantity which would be permitted under the requirements of Rule 144 of the Securities Act of 1933, Grantor shall provide the Company with two (2) hours notice of the proposed sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid (the "Offered Price"), and the name and address of each prospective purchaser or transferee, in each case to the extent known, along with copies of all material, proposed agreements relating to such sale, including but not limited to, purchase agreements, voting or proxy agreements, or other agreements or documents requested by the Company.

                  (b) COMPANY RIGHT OF FIRST REFUSAL. Before any amount less than 100% of the Shares held by Grantor may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 1 (the "Right of First Refusal").

(c) For purposes of clarification, the Company shall not have the right to receive a Notice or a Right of First Refusal should Grantor sell 100% of Grantor's Shares at a per share value equal to or greater than the closing price of the Shares on the date of the sale; however, the Company shall have a Right of First Refusal should Grantor sell 100% of the Shares at a per share value lower than the closing price of the Shares on the date of the sale.

                  (d) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within 5 business days after receipt of the Notice set forth in Section 1(a) above, the Company may, by giving written notice to Grantor, elect to purchase all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at a purchase price equal to the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

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            (e) CLOSING. If the Company exercises its Right of First
Refusal, then at the Closing:

                (i) Grantor shall deliver or cause to be delivered to the Company (A) a certificate representing the designated number of Shares, (B) an assignment document in the form and substance reasonably acceptable to the Company and (C) a certification with respect to the ownership of the Shares in the form and substance reasonably acceptable to the Company and

              (ii) with respect to up to 365,221 Shares, the Company may, at its option, deposit the Offered Price, by wire transfer of immediately available funds, into an account or accounts designated by Grantor as follows:

                                              A.       Twenty five percent
                        (25%) of the Offered Price on the day of Closing;
                                              B.       Twenty five percent
                        (25%) of the Offered Price ninety (90) days after the day of Closing;
                                              C.       Twenty five
                        percent (25%) of the Offered Price one hundred thirty five (135) days after the day of Closing;
                  D. Twenty five percent (25%) of the Offered Price one hundred eighty (180) days after the day of Closing;

         (iii) Unless the Shares are paid for as provided in (ii) above, the Company shall otherwise deposit the Offered Price, by wire transfer of immediately available funds, into an account or accounts designated by Grantor.

         (iv) In the event the Company exercises its Right of First Refusal after a Proposed Transferee has expended costs towards evaluating such sale or transfer, the Company shall pay the Proposed Transferee all reasonable out-of-pocket costs paid which relate to the evaluation of such sale or transfer, up to the date of Notice.

2.       REPRESENTATIONS AND WARRANTIES.

         2.1 REPRESENTATIONS REGARDING GRANTOR. Grantor hereby represents and warrants to the Company as follows:

                  (a) EXISTENCE AND AUTHORITY RELATIVE TO AGREEMENT. The Trust is a trust duly organized, validly existing and in good standing under the laws of the State of California. Grantor has all necessary trust power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by Grantor hereunder and thereunder. The execution, delivery and performance of this Agreement by Grantor and the sale of all or any portion of the Shares by Grantor to the Company pursuant hereto have been duly authorized by all necessary trust action or other required action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by Grantor, constitute the legal, valid and binding obligations of Grantor enforceable against Grantor in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  (b) NO CONFLICTS. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by Grantor with any provisions hereof, will violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which Grantor is a party or may be bound or any judgment, decree, order or award of any court, governmental body or other authority to which Grantor is subject, or any provision of the trust agreement of Grantor.

                  (c) NO CONSENTS REQUIRED. No application, notice, order, registration, qualification, waiver, consent,
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approval or other action is required to be filed, given, obtained or taken by
Grantor by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except as may be required by the federal securities laws.

                  (d) TITLE TO THE SHARES. Prior to each Closing Date, Grantor will be the record and beneficial owner of the Shares and the sale of the Shares, if any, to the Company hereunder will transfer title to the Shares free and clear of all liens, claims, charges or encumbrances whatsoever.

                  (e) BROKERS AND FINDERS. Neither Grantor nor any of its trustees has employed any broker or finder who will seek compensation from Grantor and Grantor has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder's fees in connection with the sale of the Shares hereunder that will result in any liability on the part of the Company.

                  (f) NO LIQUIDATION. There are no proceedings looking toward the liquidation or dissolution of the Trust or for the sale of all or substantially all of Grantor's assets, and no such liquidation, dissolution or sale is pending or contemplated.

                  (g) NO OTHER REPRESENTATIONS OR WARRANTIES. Except as set forth in this Agreement, Grantor makes no representations or warranties of any kind.

         2.2      REPRESENTATIONS OF THE COMPANY.

                  (a) EXISTENCE AND AUTHORITY RELATIVE TO AGREEMENT. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all necessary power and authority to execute and deliver this Agreement and each other instrument to be executed in connection herewith and to perform the obligations to be performed by the Company hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the purchase of any Shares by the Company pursuant hereto have been duly authorized by all necessary corporate action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Company, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  (b) NO CONFLICTS. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof, will violate (with or without the giving of notice or the lapse of time or both) or conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Company is a party or may be bound or any judgment, decree, order or award of any court, governmental body or other authority to which the Company is subject, or any provision of the charter or bylaws of the Company or any similar document.

                  (c) NO CONSENTS REQUIRED. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by the Company by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) NO OTHER REPRESENTATIONS OR WARRANTIES. Except as set forth in the Agreement, the Company makes no representations or warranties of any kind with respect to the transactions contemplated hereby and, in particular, makes no representation or warranties regarding the financial condition, results of operations, or prospects of the Company or the value of the securities of the Company.

                  (e) BROKERS AND FINDERS. The Company has not employed any broker or finder who will seek compensation from Grantor, and the Company has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder's fees in connection with the purchase of the Shares, if any, that will result in any liability on the part of Grantor.
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3.       CONDITIONS OF EACH CLOSING.

         3.1 THE COMPANY'S CONDITIONS OF CLOSING. The obligations of the Company under this Agreement with respect to any closing pursuant to Section 1 are subject to and conditioned upon the satisfaction at or prior to such closing of each of the following conditions (unless waived by the Company in writing):

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Grantor contained in this Agreement and in any agreements or instruments to be delivered pursuant hereto shall be true and correct at and as of the Closing Date.

                  (b) PERFORMANCE. Grantor shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

                  (c) NO PROCEEDINGS. No action, suit, investigation, or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of damages or other relief in respect of, or which is related to or arises out of, the consummation of the purchase and sale of the Shares at such Closing as contemplated by this Agreement.

                  (d) NO VIOLATION OF LAW. The consummation of such Closing shall not result in the violation by the Company or Grantor of any law or regulation applicable to such party, as reasonably determined by the Company.

         3.2 GRANTOR'S CONDITIONS OF CLOSING. The obligations of Grantor under this Agreement with respect to any closing pursuant to Section 1 are subject to and conditioned upon the satisfaction at or prior to any Closing Date of each of the following conditions (unless waived by Grantor in writing):

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement and in any agreements or instruments to be delivered pursuant hereto shall be true and correct at and as of such Closing Date.

                  (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

                  (c) NO PROCEEDINGS. No action, suit, investigation or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of damages or other relief in respect of, or which is related to or arises out of, the consummation of the purchase and sale of the Interests as contemplated by this Agreement.

4.       GENERAL.

         4.1 TERMINATION. This Agreement may be terminated (i) any time by the mutual written agreement of the parties hereto or (ii) by either party on or after December 31, 2000. Upon any such termination, this Agreement shall become null and void and no party hereto shall have any liability hereunder; provided that no party shall be relieved of liability for breach of its representation, warranties or covenants hereunder which prevents the consummation of any closing.

         4.2 ACCESS TO INFORMATION. Grantor each acknowledge that they have had and will continue to have access to all publicly available information relating to the Company which is all of the information that Grantor considers necessary to evaluate the merits and risks of its sale of the Shares. Grantor's prior knowledge and experience in financial and business matters enables them to make an informed decision with respect to a sale of the Shares. Grantor have relied upon their own tax, legal and financial advisors with regard to all matters relating to its sale of the Shares and not on any advice, recommendation, act or failure to act of the Company or any of its affiliates. Grantor has made and is solely responsible for making its own independent investigation and evaluation of the financial and other condition (past, present or future) of the economic or other risks involved in an investment in the Shares, including, but not limited to, the ability to resell the Shares. In connection with the sale of the Shares, Grantor has independently determined an acceptable price for the Shares, and the method for determining the purchase price for any Shares pursuant to this Agreement is based upon such independent determination. Neither the Company nor any of its affiliates or representatives will have any duty or responsibility either initially or on a continuing basis to make any such investigation or evaluation on behalf of Grantor or to provide Grantor with any non-public information with respect thereto, whether such information came into its possession before the date hereof or comes into its possession at any time or times thereafter and further shall have no responsibility of any nature whatsoever with respect to any information provided to Grantor.

Giving due regard to the foregoing, each Grantor, on behalf of itself and its affiliates, hereby irrevocably waives any claims of Grantor or their affiliates against, and hereby irrevocably agrees not to commence or join in any suit or in any manner seek relief through any suit against, the Company or any of its affiliates or representatives (including any directors or officers), based upon any matter arising out of or related to the transactions contemplated by this Agreement, including non-disclosure by the Company of any information relating to the Company, except with respect to the Company's representations contained in this Agreement and in the documents delivered pursuant to this Agreement.

         4.3 COMPANY DECISION. The Company's prior knowledge and experience in financial and business matters enables it to make an informed decision with respect to a purchase of the Shares. The Company has relied upon its own tax, legal and financial advisors with regard to all matters relating to its purchase of the Shares and not on any advice, recommendation, act or failure to act of Grantor or any of their affiliates. The Company has made and is solely responsible for making its own independent investigation and evaluation of the financial and other condition (past, present or future) of the economic or other risks involved in an investment in the Shares, including, but not limited to, the ability to resell the Shares. In connection with any purchase of the Shares, the Company has independently determined an acceptable price for the Shares, and the methodology for establishing any purchase price hereunder is based upon such independent determination. The Company expressly acknowledges that it is not acting in reliance, as that concept is articulated in the law in respect of claims for fraud, deceit or misrepresentation, intentional or otherwise, on any statement (except for Grantor's representations contained in this Agreement and in the documents delivered pursuant to this Agreement) or omission of fact by Grantor or any of their affiliates with respect to information relating to the Company or the shares.

Giving due regard to the foregoing, the Company, on behalf of itself and its affiliates, hereby irrevocably waives any claims of the Company against, and hereby irrevocably agrees not to commence or join in any suit or in any manner seek relief through any suit against, Grantor or any of their affiliates or representatives (including any trustees or officers) based upon any matter arising out of or related to the non-disclosure by Grantor of any information relating to the Company, except with respect to Grantor's representations contained in this Agreement and in the documents delivered pursuant to this Agreement.

         4.4 NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, (ii) if delivered by mail, at the close of business on the third business day next following the date when mailed, postage prepaid, registered or certified mail, return receipt requested, or (iii) if sent by overnight courier, on the business day following shipment by the sender, addressed as follows

         If to Grantor:

         Kenneth E. Raasch
         333 West Santa Clara Street, Suite 1000
         San Jose, California  95113


         If to the Company:

                  MEDIA ARTS GROUP, INC.
         521 Charcot Ave.
         San Jose, CA 95131
         Attn.  Chief Executive Officer

or to such other address as any party hereto shall have designated by notice in writing to the other party.

         4.5 FURTHER ASSURANCES. Each party hereto shall at any time, and from time to time, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement and to transfer and vest title to the Shares in the Company as contemplated herein. Without limiting the foregoing, the parties shall use their best efforts to promptly obtain all required consents, including providing requisite notices promptly upon execution of this Agreement.

         4.6 EXPENSES. Whether or not the transactions contemplated hereby are consummated, Grantor and the Company shall each pay their respective fees and expenses, including but not limited to attorneys' fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

         4.7 ENTIRE AGREEMENT. This Agreement (including the agreements, exhibits and scheduled referred to herein or delivered pursuant hereto, which are a part hereof for all purposes), including the Consulting Agreement and the non-competition provisions set forth therein and the Nondisclosure Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. The schedules and exhibits to this Agreement are incorporated herein by reference to the same extent as if set forth herein in full.

         4.8 ASSIGNABILITY. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Grantor without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect. This Agreement shall be assignable by the Company.

         4.9 CAPTIONS. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

         4.10 SEVERABILITY. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

         4.11 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         4.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         4.13 SURVIVAL. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         4.14 RAASCH AND LINDA RAASCH OBLIGATIONS. Raasch and Linda Raasch agree that they shall be jointly and severally obligated and liable along with the Trust with respect to any and all representations, warranties and covenants made by Grantor in this Agreement or any of the documents attached as exhibits to this Agreement or in any other agreements or instruments executed and delivered by Grantor in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      MEDIA ARTS GROUP

                            By:  /s/ Bud Peterson
                               ----------------------------------------------
                            Name: Bud Peterson
                                  -------------------------------------------
                            Title: President and CEO
                                   ------------------------------------------


                      KENNETH E. RAASCH

                            /s/ Kenneth E. Raasch
                      -------------------------------------------------------


                      LINDA L. RAASCH

                            /s/ Linda L. Raasch
                      -------------------------------------------------------


                      THE TRUST


                            By: /s/ Kenneth E. Raasch  /s/ Linda L. Raasch
                                ---------------------------------------------
                            Name: Kenneth E. Raasch and Linda L. Raasch
                                  -------------------------------------------
                            Title: Trustees
                                   ------------------------------------------